UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

May 21, 2015

Date of Report (Date of Earliest Event Reported)

HEWLETT-PACKARD COMPANY

(Exact name of registrant as specified in its charter)

DELAWARE	1-4423	94-1081436
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3000 HANOVER STREET, PALO ALTO, CA	94304
(Address of principal executive offices)	(Zip code)

(650) 857-1501

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.

Regulation FD Disclosure.

On May 21, 2015, Hewlett-Packard Company (“HP”) issued a press release entitled “HP Partners with Tsinghua to Create a Chinese Technology Powerhouse.” The information in the press release attached as Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended.

Item 8.01.

Other Events.

On May 21, 2015, H3C Holdings Limited (“H3C Holdings”), a wholly-owned subsidiary of HP, entered into a Share Purchase Agreement (the “Purchase Agreement”) with Unisplendour Corporation (“UNIS”), an information technology services company and subsidiary of Tsinghua Holdings Co., Ltd. (“Tsinghua”), the asset management arm of Tsinghua University in China.  Pursuant to the Purchase Agreement, H3C Holdings will sell to UNIS 51% of the equity interests of H3C Technologies Co. Limited (“H3C”), a wholly-owned subsidiary of H3C Holdings, comprising H3C Technologies and HP’s China-based server, storage and technology services businesses, for approximately $2.3 billion of cash (the “Purchase”). At the completion of the transaction, H3C Holdings, UNIS and H3C will enter into a shareholder agreement (the “Shareholder Agreement”) setting out certain rights and obligations with respect to the governance of H3C.  Among other things, the Shareholder Agreement contains a put option with respect to the equity interests of H3C held by H3C Holdings.  Following the third anniversary of the closing of the Purchase Agreement, for a period of three years, H3C Holdings may from time to time put to UNIS all or part of the remaining H3C shares held by H3C Holdings, at a price of 15.0x last twelve months net income of H3C at the time of the exercise (the “Put”).  In the event of a Put, H3C Holdings will have the ability to choose whether to settle the purchase price in cash or UNIS shares, provided that the transfer of UNIS shares to H3C Holdings will not result in H3C Holdings owning more than 20% of the shares of UNIS or a change in control of UNIS, in which event the remainder of the purchase price would be paid in cash.  The Purchase Agreement and Shareholder Agreement provide for Tsinghua and certain of its affiliates to guarantee all payment obligations under the Purchase Agreement and certain obligations under the Purchase Agreement and the Shareholder Agreement, including the Put.

Consummation of the Purchase Agreement is subject to certain customary conditions, including, without limitation (i) UNIS having obtained certain Chinese national security, finance, exchange and antitrust approvals, (ii) UNIS having obtained stockholder approval and (iii) H3C Holdings having obtained certain U.S. export and national security approvals.

The Purchase Agreement contains specified termination rights for HP and UNIS, including in the event that the Purchase is not consummated by May 21, 2016.  In the event that the Purchase Agreement is terminated due to UNIS’s failure to obtain government approvals or stockholder approval, or failure to perform certain corporate actions, UNIS may be required to pay a $137.7 million termination fee.  The Purchase Agreement includes customary representations, warranties and covenants for each of H3C Holdings, UNIS and H3C.

Forward-looking statements

This document contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such statements involve risks, uncertainties and assumptions. If such risks or uncertainties materialize or such assumptions prove incorrect, the results of HP and its consolidated subsidiaries could differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including the expected benefits and costs of the transaction; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Risks, uncertainties and assumptions include the possibility that expected benefits may not materialize as expected; that the parties are unable to successfully implement integration strategies; and other risks that are described in HP’s SEC reports, including but not limited to the risks described in HP’s Annual Report on Form 10-K for its fiscal year ended October 31, 2014 and in HP’s Quarterly Report on Form 10-Q for its fiscal quarter ended January 31, 2015. HP assumes no obligation and does not intend to update these forward-looking statements.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Description

Exhibit 99.1	Press release, dated May 21, 2015, entitled “HP Partners with Tsinghua to Create a Chinese Technology Powerhouse”.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEWLETT-PACKARD COMPANY

DATE: May 27, 2015	By:	/s/ RISHI VARMA
	Name:	Rishi Varma
	Title:	Senior Vice President, Deputy General Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 99.1	Press release, dated May 21, 2015, entitled “HP Partners with Tsinghua to Create a Chinese Technology Powerhouse”.